Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. REPORTS STRONG 2019 FIRST QUARTER RESULTS

Selected Highlights

•	Strong first quarter net income of $51.6 million ($0.78 per diluted share)

•	Record quarterly Operating EBITDA* of $123.8 million

NEW YORK, NY, May 2, 2019 - Mercer International Inc. (Nasdaq: MERC) today reported first quarter 2019 Operating EBITDA increased to a record $123.8 million from $99.4 million in the first quarter of 2018 and $118.1 million in the fourth quarter of 2018.

For the first quarter of 2019, net income increased to $51.6 million, or $0.79 per basic share and $0.78 per diluted share, from $25.6 million, or $0.39 per share, in the first quarter of 2018 and $45.0 million, or $0.69 per basic share and $0.68 per diluted share, in the fourth quarter of 2018.

Mr. David M. Gandossi, the Chief Executive Officer, stated: “Our record first quarter results reflect overall strong operating performance and cost discipline at our mills, generally steady demand and the inclusion of a full quarter of results of Mercer Peace River Pulp Ltd. (“MPR”) acquired in December 2018.

Pulp pricing was generally softer quarter over quarter, however, there was some modest price improvements late in the current quarter resulting from better paper producer demand.

As I have mentioned previously, the acquisition of MPR has materially increased our production, revenues and scope of operations. Our recent acquisitions highlight the benefits of our value creation strategy of delivering sustainable profitable growth by leveraging our core competencies to complement our world class assets. Our integration of MPR is proceeding well and according to plan.”

*Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See page 6 of the financial tables included in this press release for a reconciliation of net income to Operating EBITDA.

Consolidated Financial Highlights: Record Operating EBITDA

	Q1 2019	Q4 2018(1)	Q1 2018
	(in thousands, except per share amounts)
Revenues	$483,950	$412,225	$367,903
Operating income	$93,552	$90,997	$76,048
Operating EBITDA	$123,799	$118,083	$99,367
Loss on settlement of debt	$—	$—	$(21,515	) (2)
Legal cost award	$—	$—	$(6,951)
Acquisition commitment fee	$—	$(5,250)	$—
Net income	$51,616	$45,009	$25,649
Net income per common share
Basic	$0.79	$0.69	$0.39
Diluted	$0.78	$0.68	$0.39

(1)	Results of MPR included from the date of acquisition on December 10, 2018.
(2)	Redemption of 7.75% senior notes due 2022.

In the first quarter 2019 our operating income increased to $93.6 million, or by approximately 3% from $91.0 million in the fourth quarter of 2018, and approximately 23% from $76.0 million in the same quarter of the prior year. The increase in the current quarter over the prior quarter is primarily due to the inclusion of a full quarter of results of MPR, lower maintenance and per unit fiber costs and higher pulp and lumber sales volumes partially offset by lower pulp sales realizations. The increase in the current quarter over the same quarter of the prior year is primarily due to inclusion of the results of MPR, the net positive impact of a stronger dollar on our euro denominated costs and expenses and higher pulp sales volumes partially offset by lower product sales realizations.

Segment Results

Pulp: Record revenues and positive impact of a stronger dollar

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Pulp revenues	$413,313	$290,551
Energy and chemical revenues	$23,161	$23,684
Operating income	$93,520	$74,054

In the first quarter of 2019 pulp segment operating income increased by approximately 26% to $93.5 million from $74.1 million in the same quarter of 2018. The increase was primarily due to the positive impact of a strong dollar relative to the euro on our euro denominated costs and expenses and the inclusion of the results of MPR in the current quarter. NBSK pulp sales volumes increased by approximately 27% to 466,893 ADMTs in the current quarter from 367,074 ADMTs in the same quarter of 2018.

The NBSK pulp realized sales price decreased by approximately 3% to $757 per ADMT in the first quarter of 2019 from $783 per ADMT in the same quarter of the prior year due to lower overall demand in China. In China, demand from tissue producers was steady but there was a decline in demand from paper and packaging producers. Per unit fiber costs were generally flat in the current quarter compared to the same quarter of 2018. In Germany, the fiber market was stable due to the availability of storm and beetle damaged wood and the market in Celgar’s fiber procurement basket remained tight due to strong demand. MPR’s fiber costs were largely in line with prior quarter costs.

Wood Products: Strong production offset by lower realized prices

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Lumber revenues	$39,163	$48,168
Energy revenues	$2,666	$2,781
Wood residual revenues	$2,610	$2,719
Operating income	$1,620	$2,982

In the first quarter of 2019 our wood products segment had operating income of $1.6 million compared to $3.0 million in the same quarter of 2018. Average lumber sales realizations decreased by approximately 14% to $359 per Mfbm in the first quarter of 2019 from approximately $418 per Mfbm in the same quarter of 2018 primarily due to weakening in the U.S. lumber markets which started in the second half of 2018 as a result of high customer inventory levels. European lumber pricing also declined due to an increase in beetle and storm damaged wood entering the market which generally obtains lower prices. In the current quarter we also had modestly lower sales volumes due to the timing of shipments. Production increased approximately 8% to 110.7 MMfbm of lumber in the current quarter from 102.7 MMfbm in the same quarter of 2018. In the current quarter, per unit fiber costs decreased by approximately 21% from the same quarter of 2018 primarily as a result of the availability of storm and beetle damaged wood in the market and the positive impact of a stronger dollar on our euro denominated fiber costs.

Outlook

We currently expect pulp markets to modestly strengthen with prices improving in the second half of the year. We believe that, in the second quarter of 2019, pulp producer inventories will decline due to continued steady demand in Europe and North America, modestly higher demand from paper producers in China and scheduled producer downtime. At the end of March 2019, world NBSK producer inventories were about 37 days’ supply.

In Germany, we expect fiber costs for our pulp mills to decline in the second quarter as a result of the availability of storm damaged and beetle infested wood which is suitable for pulp production. In the second quarter, our 50% joint venture Cariboo mill has 12 days of scheduled maintenance downtime (which will reduce our production by approximately 5,800 ADMTs). In the second quarter we will also continue to be focused on executing against the identified synergies at MPR.

We currently expect lumber pricing in the second quarter to modestly increase due to seasonal increased demand from the U.S. lumber market.

Earnings Release Call

In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for May 3, 2019 at 10:00 AM (Eastern Daylight Time). Listeners can access the conference call live and archived for 30 days over the Internet at https://edge.media-server.com/m6/p/3wco46ru or through a link on the company’s home page at https://www.mercerint.com. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software.

Mercer International Inc. is a global forest products company with operations in Germany and Canada with consolidated annual production capacity of 2.2 million tonnes of pulp and 550 million board feet of lumber. To obtain further information on the company, please visit its web site at https://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee
Executive Chairman
(604) 684-1099

David M. Gandossi
Chief Executive Officer
(604) 684-1099

-FINANCIAL TABLES FOLLOW-

Summary Financial Highlights

	Q1 2019	Q4 2018(1)	Q1 2018
	(in thousands, except per share amounts)
Pulp segment revenues	$436,474	$369,368	$314,235
Wood products segment revenues	44,439	42,379	53,668
Corporate and other revenues	3,037	478	—

Total revenues	$483,950	$412,225	$367,903

Pulp segment operating income	$93,520	$94,532	$74,054
Wood products segment operating income	1,620	669	2,982
Corporate and other operating loss	(1,588)	(4,204)	(988)

Total operating income	$93,552	$90,997	$76,048

Pulp segment depreciation and amortization	$28,023	$24,176	$21,523
Wood products segment depreciation and amortization	1,911	2,625	1,686
Corporate and other depreciation and amortization	313	285	110

Total depreciation and amortization	$30,247	$27,086	$23,319

Operating EBITDA	$123,799	$118,083	$99,367
Loss on settlement of debt	$—	$—	$(21,515	) (2)
Legal cost award	$—	$—	$(6,951)
Acquisition commitment fee	$—	$(5,250)	$—
Provision for income taxes	$(24,424)	$(20,457)	$(9,581)
Net income	$51,616	$45,009	$25,649
Net income per common share
Basic	$0.79	$0.69	$0.39
Diluted	$0.78	$0.68	$0.39
Common shares outstanding at period end	65,651	65,202	65,171

(1)	Results of MPR included from the date of acquisition on December 10, 2018.
(2)	Redemption of 7.75% senior notes due 2022.

(1)

Summary Operating Highlights

	Q1 2019		Q4 2018(1)		Q1 2018
Pulp Segment
Pulp production (‘000 ADMTs)
NBSK	460.6		413.6		364.5
NBHK	78.6		21.3
Annual maintenance downtime (‘000 ADMTs)	—		5.7		—
Annual maintenance downtime (days)	—		3		—
Pulp sales (‘000 ADMTs)
NBSK	466.9		392.7		367.1
NBHK	87.8		22.9
Average NBSK pulp list prices ($/ADMT)(2)
Europe	1,105		1,205		1,097
China	710		805		910
North America	1,380		1,428		1,233
Average NBHK pulp list prices ($/ADMT)(2)
China	687		763		798
North America	1,180		1,213		1,077
Average pulp sales realizations ($/ADMT)(3)
NBSK	757		830		783
NBHK	656		707
Energy production (‘000 MWh)	560.5	(4)	504.6	(4)	438.0
Energy sales (‘000 MWh)	211.8	(4)	213.9	(4)	175.7
Average energy sales realizations ($/MWh)	94		99		107

Wood Products Segment
Lumber production (MMfbm)	110.7		104.7		102.7
Lumber sales (MMfbm)	109.2		100.9		115.1
Average lumber sales realizations ($/Mfbm)	359		369		418
Energy production and sales (‘000 MWh)	22.4		23.8		20.6
Average energy sales realizations ($/MWh)	119		118		135

Average Spot Currency Exchange Rates
$ / €(5)	1.1354		1.1414		1.2289
$ / C$(5)	0.7521		0.7577		0.7904

(1)	Results of MPR included from the date of acquisition on December 10, 2018.
(2)	Source: RISI pricing report.
(3)	Sales realizations after customer discounts, rebates and other selling concessions. Incorporates the effect of pulp price variations occurring between the order and shipment dates.
(4)	Excludes energy production and sales relating to our 50% joint venture interest in the Cariboo Pulp and Paper mill which is accounted for as an equity investment.
(5)	Average Federal Reserve Bank of New York Noon Buying Rates over the reporting period.

(2)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

Revenues	$483,950	$367,903
Costs and expenses
Cost of sales, excluding depreciation and amortization	343,033	254,285
Cost of sales depreciation and amortization	30,136	23,209
Selling, general and administrative expenses	17,229	14,361

Operating income	93,552	76,048

Other income (expenses)
Interest expense	(18,551)	(12,115)
Loss on settlement of debt	—	(21,515)
Legal cost award	—	(6,951)
Other income (expenses)	1,039	(237)

Total other expenses, net	(17,512)	(40,818)

Income before provision for income taxes	76,040	35,230
Provision for income taxes	(24,424)	(9,581)

Net income	$51,616	$25,649

Net income per common share
Basic	$0.79	$0.39
Diluted	$0.78	$0.39

Dividends declared per common share	$0.125	$0.125

(3)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$233,234	$240,491
Accounts receivable	308,573	252,692
Inventories	282,308	303,813
Prepaid expenses and other	19,636	13,703

Total current assets	843,751	810,699

Property, plant and equipment, net	1,021,957	1,029,257
Investment in joint ventures	56,049	62,574
Intangible assets, net	55,721	53,927
Operating lease right-of-use assets	14,581	—
Other long-term assets	19,985	17,904
Deferred income tax	1,351	1,374

Total assets	$2,013,395	$1,975,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and other	$211,377	$194,484
Pension and other post-retirement benefit obligations	879	904

Total current liabilities	212,256	195,388

Debt	1,007,774	1,041,389
Pension and other post-retirement benefit obligations	26,052	25,829
Finance lease liabilities	23,604	24,669
Operating lease liabilities	12,145	—
Other long-term liabilities	14,118	13,924
Deferred income tax	96,764	93,107

Total liabilities	1,392,713	1,394,306

Shareholders’ equity
Common shares $1 par value; 200,000,000 authorized; 65,651,000 issued and outstanding (2018 – 65,202,000)	65,620	65,171
Additional paid-in capital	341,644	342,438
Retained earnings	345,400	301,990
Accumulated other comprehensive loss	(131,982)	(128,170)

Total shareholders’ equity	620,682	581,429

Total liabilities and shareholders’ equity	$2,013,395	$1,975,735

(4)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from (used in) operating activities
Net income	$51,616	$25,649
Adjustments to reconcile net income to cash flows from operating activities
Depreciation and amortization	30,247	23,319
Deferred income tax provision	3,639	4,812
Loss on settlement of debt	—	21,515
Defined benefit pension plans and other post-retirement benefit plan expense	856	439
Stock compensation expense (recovery)	(345)	193
Other	441	820
Defined benefit pension plans and other post-retirement benefit plan contributions	(1,158)	(45)
Changes in working capital
Accounts receivable	(56,353)	(5,132)
Inventories	21,141	(6,822)
Accounts payable and accrued expenses	(173)	18,027
Other	(7,725)	(6,398)

Net cash from (used in) operating activities	42,186	76,377

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(19,389)	(16,184)
Purchase of intangible assets	(316)	(167)
Other	(261)	—

Net cash from (used in) investing activities	(19,966)	(16,351)

Cash flows from (used in) financing activities
Redemption of senior notes	—	(317,439)
Proceeds from (repayment of) revolving credit facilities, net	(33,672)	20,071
Dividend payments	—	(8,127)
Payment of debt issuance costs	(509)	(1,390)
Proceeds from government grants	6,320	—
Other	(862)	(848)

Net cash from (used in) financing activities	(28,723)	(307,733)

Effect of exchange rate changes on cash and cash equivalents	(754)	535

Net decrease in cash and cash equivalents	(7,257)	(247,172)
Cash and cash equivalents, beginning of period	240,491	460,738

Cash and cash equivalents, end of period	$233,234	$213,566

(5)

MERCER INTERNATIONAL INC.

COMPUTATION OF OPERATING EBITDA

(Unaudited)

(In thousands)

Operating EBITDA is defined as operating income plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of our operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income, including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income or income from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. The following tables set forth the net income to Operating EBITDA:

	Q1 2019	Q4 2018(1)	Q1 2018
Net income	$51,616	$45,009	$25,649
Provision for income taxes	24,424	20,457	9,581
Interest expense	18,551	15,492	12,115
Loss on settlement of debt	—	—	21,515
Legal cost award	—	—	6,951
Acquisition commitment fee	—	5,250	—
Other (income) expenses	(1,039)	4,789	237

Operating income	93,552	90,997	76,048
Add: Depreciation and amortization	30,247	27,086	23,319

Operating EBITDA	$123,799	$118,083	$99,367

(1)	Results of MPR included from the date of acquisition on December 10, 2018.

(6)